EXHIBIT 99.1

Nanophase Reports First Quarter 2011 Revenue Increase of 39 Percent

The Company's Financial Update Conference Call is May 12 at 11:00 a.m. EDT

ROMEOVILLE, Ill., May 11, 2011 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (Nasdaq:NANX), a technology leader in nanomaterials and advanced nanoengineered products, announced today its financial results for the quarter, ended March 31, 2011.

First Quarter 2011 Highlights

  Revenue increased by 39 percent over the first quarter of 2010.
  Gross margin, as a percentage of revenue, increased 37 percent over the comparable quarter of 2010.
  Net loss for the quarter improved 52 percent over the comparable quarter of 2010.
  The introduction of NanoArc® dispersions for UV-cured scratch-resistant coatings at the European Coatings Show, the largest in the coatings industry, generated booth traffic and significant interest.

Nanophase CEO Jess Jankowski commented, "We entered 2011 with a strong first quarter, a continuation of our 2010 growth trend – and one we expect will continue through 2011 and beyond. With an improved worldwide economy, we, along with our customers and potential customers, are beginning to see an increased demand within the specialty chemicals sector. This was evidenced during this year's European Coatings show in Nuremburg, Germany, attended by over 20,000 companies from 45 countries and 800 plus exhibitors in the coatings, adhesives, sealants, production equipment and services market. This show provided a wealth of prospective customers."

Jankowski continued, "We expect a ramp-up in sales of our NanoArc® exterior coating additives in the second half of 2011 as pilot programs evolve into customer orders. The recent launch of our NanoArc® scratch-resistant coatings should generate new customers and sales this year as the pilot/testing cycles are significantly shorter.

"Our goal is to launch additional products that would generate revenue in 2011. We believe our strategy to phase-in products throughout the year will assist in better leveling our revenue flow going forward. All in all, this should be a sound year for revenue growth and market expansion," added Jankowski.

While the company's balance sheet remains strong, the skyrocketing cost of rare-earth materials used in the manufacture of the company's polishing application products has affected the company's working capital levels. A year ago, inventory of approximately $1 million was maintained at any given time. Today, that same inventory is valued closer to $2 million. While these costs typically pass through to customers, this market dynamic is significant and must be managed carefully.

Shareholders and members of the financial community are invited to participate in tomorrow's first quarter financial results conference call. During the call, Mr. Jankowski will be discussing the company's goals and milestones for 2011.

First Quarter 2011 Conference Call

Nanophase has scheduled its quarterly conference call for May 12, 2011, at 10:00 a.m. CDT (11:00 a.m. EDT). The call will be hosted by Jess Jankowski, president and CEO. To participate in the conference call, the dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007. The conference ID is 58424579. The call may also be accessed through the company's website, at www.nanophase.com, by clicking on the link under News Center and Calendar of Events to listen to a webcast of the event.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, including severance charges and non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," "believes," and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company's dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; and other factors described in the Company's Form 10-K filed March 22, 2011. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	March 31,
	2011	December 31,
ASSETS	(Unaudited)	2010

Current assets:
Cash and cash equivalents	$ 4,024,479	$ 5,744,322
Investments	30,000	30,000
Trade accounts receivable, less allowance for doubtful accounts
of $6,000 on March 31, 2011 and $3,000 on December 31, 2010	1,708,218	765,250
Other receivables, net	14,260	14,260
Inventories, net	1,742,690	1,825,882
Prepaid expenses and other current assets	607,570	346,926
Total current assets	8,127,217	8,726,640

Equipment and leasehold improvements, net	4,514,528	4,721,672
Other assets, net	34,185	34,799
	$ 12,675,930	$ 13,483,111

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	$ --	$ 748
Accounts payable	697,878	918,527
Accrued expenses	959,856	1,047,509
Accrued discount liabilities	256,718	296,235
Total current liabilities	1,914,452	2,263,019

Long-term deferred rent	638,494	635,523
Asset retirement obligations	143,139	141,407
	781,633	776,930

Contingent liabilities:	--	--

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	--	--
Common stock, $.01 par value, 35,000,000 shares authorized;
21,204,162 shares issued and outstanding on March 31, 2011 and
December 31, 2010, respectively	212,042	212,042
Additional paid-in capital	92,765,211	92,674,786
Accumulated deficit	(82,997,408)	(82,443,666)
Total stockholders' equity	9,979,845	10,443,162
	$ 12,675,930	$ 13,483,111
NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended
	March 31,
	2011	2010

Revenue:
Product revenue	$ 2,706,433	$ 1,930,602
Other revenue	79,253	79,580
Total revenue	2,785,686	2,010,182

Operating expense:
Cost of revenue	1,861,659	1,527,097
Gross Profit	924,027	483,085

Research and development expense	401,025	429,263
Selling, general and administrative expense	1,077,696	1,212,417
Loss from operations	(554,694)	(1,158,595)
Interest income	1,893	14,135
Interest expense	(899)	(689)
Other, net	(42)	--
Loss before provision for income taxes	(553,742)	(1,145,149)

Provision for income taxes	--	--
Net loss	$ (553,742)	$ (1,145,149)

Net loss per share-basic and diluted	$ (0.03)	$ (0.05)

Weighted average number of basic and diluted
common shares outstanding	21,204,162	21,204,162

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended
	March 31
	2011	2010
Revenue:
Product revenue, net	$ 2,706,433	$ 1,930,602
Other revenue	79,253	79,580
Total revenue	2,785,686	2,010,182

Operating expense:
Cost of revenue detail:
Depreciation	222,125	224,030
Non-Cash equity compensation	10,536	10,955
Other costs of revenue	1,628,998	1,292,112
Cost of revenue	1,861,659	1,527,097
Gross profit	924,027	483,085

Research and development expense detail:
Depreciation	36,070	56,698
Non-Cash equity compensation	21,292	19,280
Other research and development expense	343,663	353,285
Research and development expense	401,025	429,263

Selling, general and administrative expense detail:
Depreciation and amortization	23,729	24,734
Non-Cash equity compensation	77,280	125,350
Other selling, general and administrative expense	976,687	1,062,333
Selling, general and administrative expense	1,077,696	1,212,417
Loss from operations	(554,694)	(1,158,595)
Interest income	1,893	14,135
Interest expense	(899)	(689)
Other, net	(42)	--
Loss before provision for income taxes	(553,742)	(1,145,149)
Provision for income taxes	--	--
Net loss	$ (553,742)	$ (1,145,149)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	(994)	(13,446)
Addback Depreciation/Amortization	281,924	305,462
Addback Non-Cash Equity Compensation	109,108	155,585

Adjusted EBITDA	$ (163,704)	$ (697,548)
CONTACT: Nancy Baldwin
         Investor Relations
         630-771-6708